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ACUSON CORPORATION                                                  EXHIBIT 24.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-29596, 33-43606, 33-59707, 33-61691, 33-59250 and 33-66734.



/s/ Arthur Andersen LLP



San Jose, California
March 27, 1996